UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

EMC INSURANCE GROUP INC.
(Exact name of registrant as specified in its charter)

Iowa	0-10956	42-6234555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Mulberry Street, Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip Code)

(515) 345‑2902
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
On May 19, 2016, EMC Insurance Group Inc. (the "Company") held its annual meeting of stockholders (the "Annual Meeting"). At the Annual Meeting stockholders: 1) elected the five Board of Director nominees to serve as directors of the Company for the ensuing year, 2) approved, by a non-binding advisory vote, the compensation of the Company's named executive officers, 3) approved the Employers Mutual Casualty Company Executive Annual Bonus Plan, 4) approved the Employers Mutual Casualty Company Executive Long Term Incentive Plan, and 5) ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the current fiscal year. The approved executive annual bonus and long term incentive plans are filed as Exhibits 10.2.3 and 10.2.7, respectively.
The voting results are set forth below.

Proposal 1:	Election of Directors:
					Broker
	Nominee	For	Against	Abstain	Non-Votes
	Stephen A. Crane	17,774,755	126,535	51,164	2,054,067
	Jonathan R. Fletcher	17,798,619	143,459	10,376	2,054,067
	Robert L. Howe	17,814,983	127,097	10,374	2,054,067
	Bruce G. Kelley	17,844,217	105,198	3,039	2,054,067
	Gretchen H. Tegeler	17,833,354	109,077	10,023	2,054,067

Proposal 2:	Approve, by a non-binding advisory vote, the compensation of the Company's named executive officers as disclosed in the proxy statement:
				Broker
	For	Against	Abstain	Non-Votes
	17,687,781	251,157	13,516	2,054,067

Proposal 3:	Approve the Employers Mutual Casualty Company Executive Annual Bonus Plan:
				Broker
	For	Against	Abstain	Non-Votes
	17,688,050	244,400	20,004	2,054,067

Proposal 4:	Approve the Employers Mutual Casualty Company Executive Long Term Incentive Plan:
				Broker
	For	Against	Abstain	Non-Votes
	17,687,061	249,761	15,632	2,054,067

Proposal 5:	Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the current fiscal year:
				Broker
	For	Against	Abstain	Non-Votes
	19,885,005	106,615	14,901	—

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.2.3	Employers Mutual Casualty Company Executive Annual Bonus Plan
10.2.7	Employers Mutual Casualty Company Executive Long term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on May 20, 2016.

EMC INSURANCE GROUP INC.
Registrant

/s/ Mark E. Reese
Mark E. Reese
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.2.3	Employers Mutual Casualty Company Executive Annual Bonus Plan
10.2.7	Employers Mutual Casualty Company Executive Long term Incentive Plan